Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

February 24, 2010

Regions Financial Corporation,

1900 Fifth Avenue North,

Birmingham, Alabama 35203.

Regions Financing Trust IV

Regions Financing Trust V

Regions Financing Trust VI,

c/o Regions Financial Corporation,

1900 Fifth Avenue North,

Birmingham, Alabama 35203.

Ladies and Gentlemen:

We are acting as counsel to Regions Financial Corporation, a Delaware corporation (the “Company”), and to Regions Financing Trust IV, Regions Financing Trust V and Regions Financing Trust VI, each a Delaware statutory trust (the “Trusts”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers senior and subordinated debt securities, preferred stock, common stock, warrants, stock purchase contracts and junior subordinated debt securities of the Company (such junior subordinated debt securities being referred to herein as “Debentures”); guarantees of the Company with respect to the payment of distributions on and the redemption or liquidation price of the trust preferred securities of any of the Trusts; depositary shares representing interests in the preferred stock of the Company; units comprised of the foregoing (all of the foregoing being referred to herein as the “Securities”); and trust preferred securities of any of the Trusts.

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s Board of Directors authorizing the registration and issuance of the Securities (the “Resolutions”), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

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Upon the basis of such examination, we advise you that, in our opinion:

(1) When the Registration Statement has become effective under the Act, the terms of the senior debt securities and subordinated debt securities (other than Debentures, which we address below, being referred to herein as the “Indenture Securities”) and of their issuance and sale have been duly established in conformity with the Indenture relating to the senior debt securities, dated August 8, 2005, or the subordinated debt securities, dated May 15, 2002, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Indenture Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Indenture Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The debt securities covered by the opinion in this paragraph include any debt securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any purchase contracts or units that may be issued under the Indentures relating to the debt securities, but they do not include any Debentures.

(2) When the Registration Statement has become effective under the Act, when the terms of the preferred stock of the Company and of its issuance and sale have been duly established in conformity with the Company’s certificate of incorporation, when an appropriate certificate of designations with respect to the preferred stock has been duly filed with the Secretary of State of the State of Delaware and when the preferred stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the preferred stock will be validly issued, fully paid and non-assessable, and the shares of common stock of the Company, when duly issued upon conversion, exercise or exchange of any preferred stock of the Company that is convertible into or exercisable or exchangeable for common stock of the Company, will be validly issued, fully paid and non-assessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock of the Company that may be represented by depositary shares or may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

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(3) When the Registration Statement has become effective under the Act, the terms of the sale of the common stock have been duly established in conformity with the Company’s certificate of incorporation, and the common stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the common stock will be validly issued, fully paid and non-assessable.

(4) When the Registration Statement has become effective under the Act, when the terms of the warrant agreements under which the warrants are to be issued have been duly established and the warrant agreements have been duly executed and delivered, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

(5) When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the stock purchase contracts are to be issued have been duly established and such governing documents have been duly executed and delivered, when the terms of such stock purchase contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when such stock purchase contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such stock purchase contracts will constitute valid and

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legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The stock purchase contracts covered by the opinion in this paragraph include any stock purchase contracts that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

(6) When the Registration Statement has become effective under the Act, when the guarantee and related agreements under which the guarantees are to be issued, the trust agreements under which the trust preferred securities are to be issued and the Supplemental Indentures under which (together with the Indenture referenced in paragraph (1) above related to the Company’s subordinated debt securities) the Debentures are to be issued have been duly executed and delivered, when the terms of the guarantees, the related trust preferred securities and the corresponding Debentures and of their issuance have been duly established in conformity with the guarantee and related agreements, the trust agreements and the related Indenture and Supplemental Indentures, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the relevant Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the relevant Trust, and when the guarantees, the related trust preferred securities and the corresponding Debentures have been duly executed and (if required) authenticated in accordance with the guarantee and related agreements, the trust agreements and the related Indenture and Supplemental Indentures, as applicable, and issued and sold by the Company and the respective Trusts, as applicable, as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the guarantees and the Debentures will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The guarantees and Debentures covered by the opinion in this paragraph include any guarantees and Debentures that, with the corresponding trust preferred securities, may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(7) When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the depositary shares are to be issued have been duly established and such deposit agreements have been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreement, when the preferred stock represented by the depositary shares has been duly delivered to the applicable depositaries and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the

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applicable deposit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(8) When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the units are to be issued have been duly established and such unit agreements have been duly executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when such units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Also, we have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified, and that the governing documents under which the Securities are to be issued, as well as the purchase contracts, if applicable, will have been duly authorized, executed and

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delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. Finally, we have assumed that the authority granted in the Resolutions will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to the Resolutions from time to time.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP